                                                                  EXHIBIT 11.1

                              AMERICREDIT CORP.
              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              (dollars in thousands, except per share amounts)

                                      Three Months Ended              Six Months Ended
                                          December 31,                    December 31,
                                    -------------------------      --------------------------
                                      1998           1997            1998           1997
                                      ----           ----            ----           ----
Weighted average shares
  outstanding                       62,857,131     59,780,710      62,657,929      59,369,920

Incremental shares
  resulting from assumed
  exercise of stock options          3,892,914      5,032,408       4,261,063       5,028,614
                                    ----------     ----------      ----------     -----------
Weighted average shares and
  assumed incremental shares        66,750,045     64,813,118      66,918,992      64,398,534
                                    ----------     ----------      ----------     -----------

NET INCOME                             $17,376        $11,912         $32,858     $    22,142
                                    ----------     ----------      ----------     -----------

EARNINGS PER SHARE:

  Basic                                $   .28        $   .20       $    0.52     $      0.37
                                    ==========     ==========      ==========     ===========

  Diluted                              $   .26        $   .18       $    0.49     $      0.34
                                    ==========     ==========      ==========     ===========

Basic earnings per share have been computed by dividing net income by the weighted average shares outstanding. Diluted earnings per share have been computed by dividing net income by the weighted average shares and assumed incremental shares.


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